SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2014

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting (the "Annual Meeting") of Stockholders of Citizens Community Bancorp, Inc. (the "Company") was held on March 27, 2014.  A total of 5,153,577 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.   Proposal 1: Election of Directors:

The following individuals were nominated for election to the Board of Directors for a term of three years expiring at the 2017 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard McHugh	1,760,360	328,439	2,379,193
Michael L. Swenson	1,758,510	330,289	2,379,193

The nominations were made by the Board of Directors and no other nominations were made by any stockholder. The nominees had currently been members of the Board of Directors at the date of the Annual Meeting.  Mr. McHugh was completing a three year term as member of the Board of Directors at the date of the Annual Meeting. Mr. Swenson was first appointed as a member of the Board of Directors effective as of May 26, 2011.

The terms of the following directors continued after the Annual Meeting: Brian R. Schilling (until the 2015 Annual Meeting of Stockholders), David B. Westrate (until the 2015 Annual Meeting of Stockholders), Timothy A. Nettesheim (until the 2016 Annual Meeting of Stockholders), and James R. Lang (until the 2016 Annual Meeting of Stockholders),

2.   Proposal 2: Selection of Auditors:

The stockholders voted to ratify the appointment by the Company's Audit Committee of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,263,577	120,245	84,170	—

3.   Proposal 3: Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The stockholders voted in favor of the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,545,705	423,897	119,197	2,379,193

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: March 28, 2014	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Chief Financial Officer